Exhibit 99.2
Fannie Mae 2007 Q1-Q3 10-Q Investor Summary November 9, 2007 Credit Supplement

Characteristics of Fannie Mae Single-Family Conventional Mortgage Credit Book of Business Product Types* Occupancy* Primary Residence 6% Investor 4% Second/ Vacation 6% Other ARMs 3% IO Fixed 5% IO ARM 1% Negam * Data as of September 30, 2007 September 30, 2007 September 30, 2007 Single-Family Conventional Mortgage Credit Book of Business $2.4 Trillion Weighted Average FICO 721 Weighted Average Original LTV 71% Weighted Average MTM LTV 59% Long Term and Intermediate Term Fixed Rate (excluding IO) 85% 90% 1

Fannie Mae Subprime and Alt-A Exposure Total Exposure of $55.9 Billion Total Exposure of $359.1 Billion PLS Portfolio Investment PLS Wrap $6.2B Purchased or Guaranteed Loans $7.3B PLS Wrap $0.6B PLS Portfolio Investment $33.8B Purchased or Guaranteed Loans * Data as of September 30, 2007 Subprime $42.4B $324.7B Alt-A 2

Fannie Mae Credit Profile by Key Product Features

FannieMae

Credit Characteristics of Single-Family Conventional Mortgage Credit Book of Business

Book Profile	Overall Book	NegAm	Interest Only	FICO<620	OLTV > 90%	FICO<620 AND OLTV >90%	Alt-A Loans	Subprime Loans
Balance (UPB $billion)	$2,427.7	$24.7	$194.8	$117.9	$226.8	$27.5	$324.7	$7.3
Share of SF Conv Credit Book (1)	100.0%	1.0%	8.0%	4.9%	9.3%	1.1%	12.5%	0.3%
Average UPB	$140,789	$154,801	$233,391	$124,399	$129,768	$117,013	$173,643	$147,368
SDQ Rate	0.78%	0.86%	1.18%	4.06%	2.41%	7.00%	1.36%	4.78%
Orig Yr 2005-2007	50.3%	61.6%	88.2%	55.7%	61.7%	67.5%	70.4%	79.4%
Wtd Avg OLTV	71.2%	70.7%	75.2%	76.9%	97.4%	98.2%	73.0%	78.7%
% OLTV > 90%	9.3%	0.3%	7.4%	23.3%	100.0%	100.0%	5.4%	8.7%
Wtd Avg MTMLTV	59.0%	61.0%	74.1%	66.1%	85.3%	88.6%	66.2%	73.7%
Wtd Avg FICO	721	693	724	588	688	591	719	622
% FICO < 620	4.9%	12.6%	1.3%	100.0%	12.1%	100.0%	0.8%	47.9%
% Fixed Rate	88.0%	0.1%	38.0%	91.5%	92.9%	96.1%	68.1%	54.1%
% Principal Residence	89.9%	73.0%	84.6%	96.8%	96.9%	99.5%	78.6%	95.9%
% With Credit Enhancement	20.0%	73.3%	36.5%	37.3%	91.7%	94.5%	39.5%	79.2%

Note: Categories are not mutually exclusive, so numbers are not additive across columns

(1) Subprime and Alt-A are calculated as a percentage of the Single-Family Mortgage Credit Book

* Data as of September 30, 2007

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Fannie Mae Subprime and Alt-A Exposure - Securities/Wraps Data as of September 30, 2007 Securities (1) (2) Wraps (2) Securities Wraps Balance (UPB $billion) 42.4 6.2 33.8 0.6 Share of Total SF Credit Book 1.6% 1.3% % AAA 99% 100% % AA or below Subprime Alt-A 1% 8% 92% 0.2% 0% 0.0% 100% 0% (1) In October 2007, the credit ratings of a small number of private-label securities held in our portfolio that are backed by subprime mortgage loans, with an aggregate unpaid principal balance of $263 million as of September 30, 2007, were downgraded by Standard & Poor's. In addition, in October 2007, Moody's placed a small number of subprime-backed private-label securities that we hold, with an aggregate unpaid principal balance of $1.0 billion as of September 30, 2007, under review for possible credit rating downgrade. (2) Weighted average subordination is 32% for subprime securities and 47% for subprime wraps. 4

Single-family delinquency rates by region * Data as of September 30, 2006 and 2007 Single-family serious delinquency rates 2007 Q3 2006 Q3 Midwest Northeast Southeast Southwest West Single-family serious delinquency rates 2007 Q3 2006 Q3 California Florida Total Portfolio 1.14% 0.79% 0.88% 0.69% 0.33% 0.94% 0.62% 0.64% 0.69% 0.17% 0.30% 0.99% 0.78% 0.11% 0.37% 0.61% 5 Arizona Nevada 0.42% 0.18% 0.74% 0.25%

Home Price Growth and Fannie Mae REO in Key States * All data as of September 30, 2007 On a national basis, REO sales price/unpaid principal balance has decreased from 93% in 2005 to 89% in 2006 to 86% in Q1-Q3 2007, driving an increase in loss severity. REO and HP Statistics for Selected States REO Inventory Annualized HP Growth as of 2007Q3 (prior 5 yrs) (1) 3,633 3,113 2,099 334 18 81 146 27 5,691 4,041 2,572 282 93 188 56 62 5,921 3,218 1,896 1,061 920 506 436 313 Total 32,554 36,572 34,955 -2.1% 7.0% 1 Based on FM Internal HP Index REO Acquisitions State 2005 2006 2007 Q1-Q3 As of 9/30/07 Annualized HP Growth as of 2007Q3 (prior 1 yr) (1) Michigan Ohio Indiana Florida California Massachusetts Arizona Nevada Other -7.6% -1.2% 1.4% -10.3% -11.1% -3.5% -5.8% -9.6% N/A -0.4% 1.8% 2.5% 11.6% 10.8% 3.8% 12.0% 11.6% N/A 6,944 2,784 1,014 918 824 397 342 266 29,624 23,103 23,587 20,684 16,135 6